                            EXECUTIVE STOCK AGREEMENT

          THIS AGREEMENT is made as of May 9, 1995 between The Triumph Group Holdings, Inc., a Delaware corporation (the "Company"), and John M. Brasch ("Executive").

          The Company and Executive desire to enter into an agreement pursuant to which Executive will purchase, and the Company will sell, 400 shares of the Company's Class A Common Stock, par value $.001 per share (the "Common Stock"), and the Company's Promissory Note substantially in the form of EXHIBIT A attached hereto (the "JSDs") in an aggregate principal amount of $28,818. All of such shares of Common Stock and all shares of Common Stock hereafter acquired by Executive are referred to herein as "Executive Common Stock." Executive Common Stock and all JSDs, including JSDs acquired hereafter are referred to herein as "Executive Securities." Certain definitions are set forth in paragraph 10 of this Agreement.

          The execution and delivery of this Agreement by the Company and Executive is required by the terms of a Purchase Agreement dated as of July 22, 1993 (the "Purchase Agreement") pursuant to which Citicorp Venture Capital, Ltd. ("CVC") purchased shares of Common Stock, shares of the Company's Preferred Stock, par value $.01 per share (the "Preferred Stock") and JSDs. Certain provisions of this Agreement are intended for the benefit of, and will be enforceable by, CVC.

          The parties hereto agree as follows:

          1.   PURCHASE AND SALE OF EXECUTIVE SECURITIES.

               (a) Upon execution of this Agreement, Executive will purchase, and the Company will sell, 400 shares of Common Stock at a price of $52.325 per share and JSDs in an aggregate principal amount of $28,818 at a price equal to the face amount thereof. The Company will deliver to Executive the JSDs and the certificates representing the Common Stock, and Executive will deliver to the Company a cashier's or certified check or wire transfer of funds in the aggregate amount of $49,748.

                (b) Within 30 days after Executive purchases any Executive Securities from the Company, Executive will make an effective election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code and the regulations promulgated thereunder in the form of Annex A attached hereto.

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                (c) In connection with the purchase and sale of the Executive
Securities hereunder, Executive represents and warrants to the Company that:

                    (i) The Executive Securities to be acquired by Executive pursuant to this Agreement will be acquired for Executive's own account and not with a view to, or intention of, distribution thereof in violation of the 1933 Act, or any applicable state securities laws, and the Executive Securities will not be disposed of in contravention of the 1933 Act or any applicable state securities laws.

                    (ii) Executive is an executive officer of the Company or a Subsidiary or a Division, is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Executive Securities.

                    (iii) Executive is able to bear the economic risk of his investment in the Executive Securities for an indefinite period of time because the Executive Securities have not been registered under the 1933 Act and, therefore, cannot be sold unless subsequently registered under the 1933 Act or an exemption from such registration is available.

                    (iv) Executive has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of Executive Securities and has had full access to such other information concerning the Company as he has requested. Executive has reviewed, or has had an opportunity to review, a copy of the Stock and Asset Purchase Agreement, dated April 21, 1993 (the "Purchase Agreement"), between the Company and Alco Standard Corporation, MDR Corporation, Paper Corporation of America, and PCA Brands, Inc. (collectively the "Sellers"), pursuant to which the Company acquired all of the assets and stock of the divisions and subsidiaries of the Sellers which, upon closing of the Purchase Agreement, comprised the Company's Subsidiaries, and Executive is familiar with the transactions contemplated thereby. Since his employment by the Company, Executive has received monthly financial statements showing the performance of each of the Company's operating units. Executive has also had an opportunity to review the following documents: (A) the Company's Certificate of Incorporation and Bylaws; (B) the loan agreements, notes and related documents with the Company; senior and subordinated lenders; (C) the Private Placement Memorandum prepared by the Company; and (D) the audited financial statements of the Company for the fiscal year ended March 31, 1995.

                    (v) This Agreement constitutes the legal, valid and binding obligation of Executive, enforceable in


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accordance with its terms, and execution, delivery and performance of this
Agreement by Executive does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which Executive is a party or any judgment, order or decree to which Executive is subject.

               (d) As an inducement to the Company to issue the Executive Securities to Executive, as a condition thereto, Executive acknowledges and agrees that:

                    (i) neither the issuance of the Executive Securities to Executive nor any provision contained herein shall entitle Executive to remain in the employment of the Company or its Subsidiaries or Divisions or affect the right of the Company or its Subsidiaries or Divisions to terminate Executive's employment at any time for any reason; and

                    (ii) the Company shall have no duty or obligation to disclose to Executive, and Executive shall have no right to be advised of, any material information regarding the Company and its Subsidiaries and Divisions at any time prior to, upon or in connection with the repurchase of Executive Securities upon the termination of Executive's employment with the Company and its Subsidiaries or Divisions or as otherwise provided hereunder.

          2.   REGULAR AND TIME VALUED EXECUTIVE COMMON STOCK.

               (a) Except as otherwise provided in paragraph 2(b) below, the shares of Executive Common Stock will become "Time Valued Shares" in accordance with the following schedule, if as of each such date Executive is still employed by the Company or any of its Subsidiaries or Divisions:

                                        Cumulative
                                   Percentage of Executive
                                   Common Stock to become
     Date                            Time Valued Shares
     ----------------------        -----------------------

     On May 9, 1996:                    20.0%
     On May 9, 1997:                    40.0%
     On May 9, 1998:                    60.0%
     On May 9, 1999:                    80.0%
     On May 9, 2000:                   100.0%

               (b) If Executive ceases to be employed by the Company or its Subsidiaries or Divisions for any reason, including the death or permanent disability of Executive, on any date other than any May 9 prior to May 9, 2000, the cumulative


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

percentage of Executive Common Stock to become Time Valued Shares will be determined on a pro rata basis according to the number of days elapsed since the prior May 9th. Upon the occurrence of a Sale of the Company or a Qualified Public Offering, all shares of Executive Common Stock which have not yet become Time Valued Shares shall become Time Valued Shares at the time of such event. For purposes of this paragraph 2(b), the determination of permanent disability shall be made in good faith by the Company's board of directors (the "Board"). All shares of Executive Common Stock which have not become Time Valued Shares are referred to herein as "Regular Shares."

          3.   REPURCHASE OPTION.

               (a) In the event Executive ceases to be employed by the Company and its Subsidiaries and Divisions for any reason (the "Termination"), the Executive Securities (whether held by Executive or one or more of Executive's transferees) will be subject to repurchase by the Company, Management and CVC pursuant to the terms and conditions set forth in this paragraph 3 (the "Repurchase Option").

               (b) Except as provided in subsection 3(c) below, the purchase price for each Regular Share of Executive Common Stock will be the lesser of Book Value or Executive's Original Cost for such share, and the purchase price for each Time Valued Share of Executive Common Stock will be the Book Value for such Share. The purchase price for the JSDs will be the outstanding principal amount so purchased plus all accrued and unpaid interest thereon until the date of payment.

               (c) If the Executive resigns or his employment is terminated for Cause, the purchase price for each Time Valued and Regular Share will be the lesser of Book Value or Executive's Original Cost for such share.

               (d) The Board may elect to purchase all or any portion of the Executive Securities by delivering written notice (the "Repurchase Notice") to the holder or holders of the Executive Securities within 90 days after the Termination. The Repurchase Notice will set forth the number of Regular Shares and Time Valued Shares and the principal amount of JSDs to be acquired from each holder, the aggregate consideration to be paid for such shares or JSDs and the time and place for the closing of the transaction. The number of shares and principal amount of JSDs to be repurchased by the Company shall first be satisfied to the extent possible from the shares of Executive Common Stock or principal amount of JSDs held by Executive at the time of delivery of the Repurchase Notice. If the number of shares of Executive Common Stock or principal amount of JSDs then held by Executive is less than the total number of shares of Executive


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

Common Stock or principal amount of JSDs the Company has elected to purchase, the Company shall purchase the remaining shares elected to be purchased from the transferees of such Executive's Executive Common Stock or JSDs under this Agreement, pro rata according to the number of shares of Executive Common Stock or principal amount of JSDs held by such transferees at the time of delivery of such Repurchase Notice (determined as nearly as practicable to the nearest share or nearest dollar, as applicable). The number of Regular Shares and Time Value Shares to be repurchased hereunder will be allocated among Executive and such transferees of Executive Common Stock (if any) pro rata according to the number of shares of Executive Common Stock to be purchased from such persons.

               (e) If for any reason the Company does not elect to purchase all of the Executive Securities pursuant to the Repurchase Option, Management shall be entitled to exercise the Repurchase Option for the shares of Executive Common Stock and principal amount of JSDs the Company has not elected to purchase (the "Available Securities"). As soon as practicable after the Company has determined that there will be Available Securities, but in any event within 30 days after the Termination, the Company shall give written notice (the "Option Notice") to each member of Management setting forth the Available Securities and the purchase price for the JSDs and Executive Common Stock comprising the Available Securities. Each member of Management may elect to purchase his pro rata share (based on the number of shares of Common Stock owned by such member and the total number of shares owned by Management) of the Available Securities by giving written notice to the Company within 20 days after the Option Notice has been given by the Company. As soon as practicable, and in any event within fifteen days after the expiration of the 20-day period set forth above, the Company shall notify each holder of Executive Common Stock and JSDs as to the number of shares and principal amount of JSDs being purchased from such holder by Management (the "Supplemental Repurchase Notice"). At the time the Company delivers the Supplemental Repurchase Notice to the holder(s) of Executive Securities, the Company shall also deliver written notice to each member of Management who is purchasing Available Securities setting forth the number of shares and principal amount of JSDs that each member of Management is entitled to purchase, the aggregate purchase price and the time and place of the closing of the transaction. The number of Regular Shares and Time Valued Shares to be repurchased hereunder shall be allocated among the Company and each member of Management pro rata according to the number of shares of Executive Common Stock to be purchased by each of them.

               (f) If for any reason the Company and Management do not elect to purchase all of the Executive Securities pursuant to the Repurchase Option, CVC shall be entitled to exercise the

Repurchase Option for the shares of Executive Common Stock and principal amount of JSDs the Company and Management have not elected to purchase (the "CVC Available Securities"). As soon as practicable after the Company has determined that there will be CVC Available Securities, but in any event within 60 days after the Termination, the Company shall give written notice (the "CVC Option Notice") to CVC setting forth the CVC Available Securities and the purchase price for the JSDs and Executive Common Stock comprising the CVC Available Securities. CVC may elect to purchase any or all of the CVC Available Securities by giving written notice to the Company within 20 days after the CVC Option Notice has been given by the Company. As soon as practicable, and in any event within ten days after the expiration of the 20-day period set forth above, the Company shall notify each holder of Executive Common Stock and JSDs as to the number of shares and principal amount of JSDs being purchased from such holder by CVC (the "CVC Supplemental Repurchase Notice"). At the time the Company delivers the CVC Supplemental Repurchase Notice to the holder(s) of Executive Securities, the Company shall also deliver written notice to CVC setting forth the number of shares and principal amount of JSDs that CVC is entitled to purchase, the aggregate purchase price and the time and place of the closing of the transaction. The number of Regular Shares and Time Valued Shares and principal amount of JSDs to be repurchased hereunder shall be allocated among the Company, Management and CVC pro rata according to the number of shares of Executive Common Stock and principal amount of JSDs to be purchased by each of them.

               (g) The closing of the purchase of the Executive Securities pursuant to the Repurchase Option shall take place on the date designated by the Company in the Repurchase Notice, Supplemental Repurchase Notice or CVC Supplemental Repurchase Notice, which date shall not be more than 60 days nor less than five days after the delivery of the later of any such notice to be delivered. The Company, Management and/or CVC will pay for the Executive Securities to be purchased pursuant to the Repurchase Option by delivery of, in the case of Management or CVC, a check or wire transfer of funds and, in the case of the Company, (i) a check or wire transfer of funds, (ii) a subordinated note or notes payable in up to three equal annual installments beginning on the first anniversary of the closing of such purchase and bearing interest (payable quarterly) at a rate per annum equal to the prime rate announced from time to time by Citibank, N.A. or (iii) both (i) and (ii), in each case, in the aggregate amount of the purchase price for such securities. Any notes issued by the Company pursuant to this paragraph 3(g) shall be subject to any restrictive covenants to which the Company is subject at the time of such purchase. In addition, the Company may pay the purchase price for the Executive Securities by offsetting amounts outstanding under any bona fide debts owed by

Executive to the Company. The purchasers of Executive Common Stock hereunder will be entitled to receive customary representations and warranties from the sellers regarding such sale and to require all sellers' signatures be guaranteed.

               (h) The rights of the Company, Management and CVC to repurchase Time Valued Shares pursuant to this paragraph 3 shall terminate upon the first to occur of the Sale of the Company or a Qualified Public Offering.

                    (i) Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Executive Common Stock by the Company shall be subject to applicable restrictions contained in the Delaware General Corporation Law and in the Company's and its Subsidiaries' debt and equity financing agreements. If any such restrictions prohibit the repurchase of Executive Common Stock hereunder which the Company is otherwise entitled or required to make, the Company may make such repurchases (plus interest accruing at the rate of 7% per annum from the date the Company elects to make such prohibited repurchase to the date such repurchase is actually made) as soon as it is permitted to do so under such restrictions.

          4.   RESTRICTIONS ON TRANSFER.

               (a) TRANSFER OF EXECUTIVE SECURITIES. Executive shall not sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest in any of the Executive Securities (a "Transfer"), except pursuant to (i) the provisions of paragraph 3 hereof, a Public Sale or a Sale of the Company ("Exempt Transfers") or (ii) the provisions of this paragraph 4; provided that in no event shall any Transfer of Executive Securities pursuant to this paragraph 4 be made for any consideration other than cash payable upon consummation of such Transfer or in installments over time. Prior to making any Transfer other than an Exempt Transfer, Executive will give written notice (the "Sale Notice") to the Company and CVC. The Company shall send a copy of the Sale Notice to each member of Management. The Sale Notice will disclose in reasonable detail the identity or the prospective transferee(s), the number of shares to be transferred and the terms and conditions of the proposed transfer. Executive will not consummate any Transfer until 60 days after the Sale Notice has been given to the Company and to CVC, unless the parties to the Transfer have been finally determined pursuant to this paragraph 4 prior to the expiration of such 60-day period. (The date of the first to occur of such events is referred to herein as the "Authorization Date").

               (b) FIRST REFUSAL RIGHTS. The Company may elect to purchase all or any portion of the Executive Securities to be transferred upon the same terms and conditions as those set forth in the Sale Notice by delivering a written notice of such election to Executive, each member of Management and CVC within 25 days after the Sale Notice has been given to the Company. If the Company has not elected to purchase all of the Executive Securities to be transferred, each member of Management may elect to purchase his pro rata portion (based on the number of shares of Common Stock owned by such member and the total number of shares owned by Management) of the Executive Securities not purchased or not to be purchased by the Company upon the same terms and conditions as those set forth in the Sale Notice by giving written notice of such election to Executive within 40 days after the Sale Notice has been given to the Company. If the Company and Management have not elected to purchase all of the Executive Securities to be transferred, CVC may elect to purchase all or any portion of the Executive Securities not purchased or not to be purchased by the Company and Management upon the same terms and conditions as those set forth in the Sale Notice by giving written notice of such election to Executive within 50 days after the Sale Notice has been given to CVC. If the Company, Management and CVC do not elect to purchase all of the Executive Securities specified in the Sale Notice, Executive may transfer the remaining Executive Securities specified in the Sale Notice at a price and on terms no more favorable to the transferee(s) thereof than specified in the Sale Notice during the 60-day period immediately following the Authorization Date. Any Executive Securities not transferred within such 60-day period will be subject to the provisions of this paragraph 4(b) upon subsequent transfer. The Company may pay the purchase price for such shares by offsetting amounts outstanding under any bona fide debts owed by Executive to the Company.

               (c) CERTAIN PERMITTED TRANSFERS. The restrictions contained in this paragraph 4 will not apply with respect to transfers of Executive Securities (i) pursuant to applicable laws of descent and distribution or (ii) among Executive's family group; provided that (x) such restrictions will continue to be applicable to the Executive Securities after any such transfer and (y) the transferees of such Executive Securities have agreed in writing to be bound by the provisions of this Agreement. Executive's "family group" means Executive's spouse and descendants (whether natural or adopted) and any trust solely for the benefit of Executive and/or Executive's spouse and/or descendants.

               (d) PLEDGES. Notwithstanding the provisions of this paragraph 4, Executive may not pledge any Executive Securities.

               (e) TERMINATION OF RESTRICTIONS. The restrictions on the transfer of shares of Executive Securities

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set forth in this paragraph 4 will continue with respect to all Executive
Securities following any transfer thereof; provided that in any event such restrictions will terminate on the first to occur of a Sale of the Company or a Qualified Public Offering.

          5.   ADDITIONAL RESTRICTIONS ON TRANSFER.

               (a) The JSDs and the certificates representing the Executive Common Stock will bear the following legend:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN AN EXECUTIVE STOCK AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THE SHARES REPRESENTED BY THIS CERTIFICATE DATED AS OF MAY 9, 1995. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

               (b) No holder of Executive Securities may sell, transfer or dispose of any Executive Securities (except pursuant to an effective registration statement under the 1933 Act) without first delivering to the Company an opinion of counsel (reasonably acceptable in form and substance to the Company) that neither registration nor qualification under the 1933 Act and applicable state securities laws is required in connection with such transfer.

               (c) Each holder of Executive Securities agrees not to effect any public sale or distribution of any Executive Securities or other equity securities of the Company, or any securities convertible into or exchangeable or exercisable for any of the Company's equity securities, during the seven days prior to and the 180 days after the effectiveness of any underwritten public offering, except as part of such underwritten public offering or if otherwise permitted by the Company.

          6.   SALE OF THE COMPANY.

               (a) If the Board and the holders of a majority of the Company's Common Stock approve a Sale of the Company (the

"Approved Sale"), the holders of Executive Securities will consent to and raise no objections against the Approved Sale of the Company, and if the Approved Sale of the Company is structured as a sale of stock, the holders of Executive Securities will agree to sell their shares of Executive Securities on the terms and conditions approved by the Board and the holders of a majority of the Company's Common Stock and will raise no objections to process and will waive dissenters or similar rights. The holders of Executive Securities will take all necessary and desirable actions in connection with the consummation of the Approved Sale of the Company. The Company shall give management thirty days notice prior to a Sale of the Company.

               (b) The obligations of the holders of Executive Securities with respect to the Approved Sale of the Company are subject to the satisfaction of the following conditions: (i) upon the consummation of the Approved Sale, all of the holders of Common Stock will receive the same form and amount of consideration per share of Common Stock, or if any holders of Common Stock are given an option as to the form and amount of consideration to be received, all holders will be given the same option; and (ii) all holders of rights to acquire shares of Common Stock will be given an opportunity to either (A) exercise such rights prior to the consummation of the Approved Sale and participate in such sale as holders of Common Stock or (B) upon the consummation of the Approved Sale, receive in exchange for such rights consideration equal to the amount determined by multiplying (1) the same amount of consideration per share of Common Stock in connection with the Approved Sale less the exercise price per share of Common Stock of such rights to acquire Common Stock by (2) the number of shares of Common Stock represented by such rights.

               (c) If the Company or the holders of the Company's securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the holders of Executive Common Stock will, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501) reasonably acceptable to the Company. If any holder of Executive Common Stock appoints a purchaser representative designated by the Company, the Company will pay the fees of such purchaser representative, but if any holder of Executive Common Stock declines to appoint the purchaser representative designated by the Company such holder will appoint another purchaser representative (reasonably acceptable to the Company), and such holder will be responsible for the fees of the purchaser representative so appointed.

               (d) Executive and the other holders of Executive Common Stock (if any) will bear their pro rata share (based upon the number of shares sold) of the costs of any sale of Executive Common Stock pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all holders of Common Stock and are not otherwise paid by the Company or the acquiring party. Costs incurred by Executive and the other holders of Executive Common Stock on their own behalf will not be considered costs of the transaction hereunder.

               (e) The provisions of this paragraph 6 will terminate upon the completion of a Qualified Public Offering.

          7. CONFIDENTIAL INFORMATION. The Executive acknowledges that the information, observations and data obtained by him while employed by Executive's Business concerning the business or affairs of the Company, Executive's Business or any other Subsidiary or Division ("Confidential Information") are the property of the Company or such Subsidiary or Division. Therefore, Executive agrees that he shall not disclose to any unauthorized person or use for his own account any Confidential Information without the prior written consent of the Board, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Executive's acts or omissions to act. Executive shall deliver to the Company at the termination of the Executive's employment, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product (as defined in Section 8 below) or the business of the Company or any Subsidiary or Division which he may then possess or have under his control.

          8. INVENTIONS AND PATENTS. Executive agrees that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information which relates to the Company's or any of its Subsidiaries' or Divisions' actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Executive while employed by Executive's Business ("Work Product") belong to the Company or such Subsidiary or Division.
Executive will promptly disclose such Work Product to the Board and perform all actions reasonably requested by the Board (whether during or after Executive's employment period) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

          9.   NON-COMPETE NON-SOLICITATION.

               (a) Executive acknowledges that in the course of his employment with Executive's Business he has become familiar, and he will become familiar, with the Company's and its Subsidiaries' and Divisions' trade secrets and with other confidential information concerning the Company and its Subsidiaries and Divisions and that his services have been and will be of special, unique and extraordinary value to the Company. Therefore, Executive agrees that, prior to the termination of Executive's employment and, in the event Executive resigns or is terminated for cause, for a period of two years thereafter (the "Noncompete Period"), he shall not directly or indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the businesses of the Executive's Business as such businesses exist or are in process on the date of the termination of Executive's employment, within any geographical area in which Executive's Business engages or plans to engage in such businesses. Nothing herein shall prohibit Executive from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as Executive has no active participation in the business of such corporation.

               (b) During the Noncompete Period, Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company or any Subsidiary or Division to leave the employ of the Company or such Subsidiary or Division, or in any way interfere with the relationship between the Company or any Subsidiary or Division and any employee thereof, (ii) hire any person who was an employee of the Company or any Subsidiary or Division at any time during the Executive's employment period, or
(iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company or any Subsidiary or Division to cease doing business with the Company or such Subsidiary or Division, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any Subsidiary or Division.

               (c) If, at the time of enforcement of this paragraph 9, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

               (d) In the event of the breach or a threatened breach by Executive of any of the provisions of this paragraph 9, the Company, in addition and supplementary to other rights and remedies existing in its favor, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security).

          10.  DEFINITIONS.

          "BOOK VALUE" of each share of Executive Common Stock will be equal to the quotient determined by dividing (A) the excess of Company's assets over its liabilities as of the end of the fiscal quarter immediately preceding the date of Executive's Termination (provided however that if Executive's Termination occurs in connection with a Sale of Executive's Business, the excess of the Company's assets over its liabilities shall be determined on a pro forma basis assuming the Sale of Executive's Business occurred on the last day of such fiscal quarter), determined on a consolidated basis in accordance with generally accepted accounting principles, consistently applied, less the liquidation value of all outstanding preferred stock, by (B) the total number of shares of Common Stock outstanding on a fully diluted basis (including in such calculation the aggregate conversion price and exercise price of all outstanding convertible securities, options and warrants).

          "CAUSE" shall mean (i) a material breach of this Agreement by Executive, (ii) a breach of Executive's duty of loyalty to the Company, (iii) the commission by Executive of a felony, a crime involving moral turpitude or other act causing material harm to the Company's standing and reputation, (iv) Executive's continued failure to perform his duties to the Company or (v) Executive's substandard performance. For the purposes of this agreement, "substandard performance" shall be determined in good faith by a majority of the Board (excluding Executive). In assessing Executive's performance, the Board shall give due consideration to the overall industry experience in assessing Executive's performance. After due consideration of these factors, if a majority of the Board (excluding Executive) determines in good faith that the Company would have performed substantially better with other management and that the future performance of the Company would be best served by new management, the Board may terminate Executive for "substandard performance."

          "CREDIT AGREEMENT" means the Financing and Security Agreement, dated as of July 22, 1993, among the Company, certain of the Company's Subsidiaries and The CIT Group/Business Credit, Inc., as Lender and as Agent, as now or hereafter amended.

          "DIVISION" means an operating division of the Company or any Subsidiary.

          "EXECUTIVE COMMON STOCK" will continue to be Executive Common Stock in the hands of any holder other than Executive (except for the Company and CVC and except for transferees in a Public Sale), and except as otherwise provided herein, each such other holder of Executive Common Stock will succeed to all rights and obligations attributable to Executive as a holder of Executive Common Stock hereunder. Executive Common Stock will also include shares of the Company's capital stock issued with respect to Executive Common Stock by way of a stock split, stock dividend or other recapitalization.

          "INDEPENDENT THIRD PARTY" means any person who, immediately prior to the contemplated transaction, does not own in excess of 5% of the Company's Common Stock on a fully diluted basis, who is not controlling, controlled by or under common control with any such 5% owner of the Company's Common Stock and who is not the spouse or descendent (by birth or adoption) of any such 5% owner of the Company's Common Stock.

          "MANAGEMENT" means all of the other executive officers of the Company and its Subsidiaries and Divisions who have purchased JSDs or Preferred Stock and shares of Common Stock from time to time pursuant to Executive Stock Agreements between such executive officers and the Company, substantially in the form hereof.

          "1933 ACT" means the Securities Act of 1933, as amended from time to time.

          "ORIGINAL COST" of each share of Common Stock purchased hereunder will be equal to $52.325 (as proportionately adjusted for all subsequent stock splits, stock dividends and other recapitalization).

          "PERMITTED TRANSFEREE" means any holder of Executive Common Stock who acquired such stock pursuant to a transfer permitted by paragraph 4(c).

          "PUBLIC SALE" means any sale pursuant to a registered public offering under the 1933 Act or any sale to the public pursuant to Rule 144 promulgated under the 1933 Act effected through a broker, dealer or market maker.

          "QUALIFIED PUBLIC OFFERING" means the sale in an underwritten public offering registered under the 1933 Act of shares of the Company's Common Stock having an aggregate offering value of at least $40 million.

          "REGULAR SHARES" means those shares of Executive Common Stock designated as such pursuant to Section 2.

          "SALE OF THE COMPANY" means the sale of the Company to an Independent Third Party or affiliate group of Independent Third Parties pursuant to which such party or parties acquire (i) capital stock of the Company possessing the voting power to elect a majority of the Company's board of directors (whether by merger, consolidation or sale or transfer of the Company's capital stock) or
(ii) all or substantially all of the Company's assets determined on a consolidated basis.

          "SUBSIDIARY" means any corporation of which the Company owns securities having a majority of the ordinary voting power in electing the board of directors directly or through one or more subsidiaries.

          "TIME VALUED SHARES" means those shares of Executive Common Stock designated as such pursuant to Section 3.

          11. NOTICES. Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated:

          To the Company:

               The Triumph Group Holdings, Inc.
               c/o The Triumph Group
               1255 Drummers Lane, Suite 200
               Wayne, PA 19087
               Attention: President

          With copies to:

               Ballard Spahr Andrews & Ingersoll
               1735 Market Street, 51st Floor
               Philadelphia, PA 19103
               Attention: Edward D. Slevin


          To Executive:

               John M. Brasch
               12093 E. Gold Dust Avenue
               Scottsdale, AZ 85259

          To CVC:

               Citicorp Venture Capital, Ltd.
               399 Park Avenue
               New York, NY 10043
               Attention: Joseph Silvestri

               with a copy to:

               Kirkland & Ellis
               55 East 52nd Street
               New York, NY 10055
               Attention: Kirk A. Radke

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S. mail.

          12.  GENERAL PROVISIONS.

               (a) TRANSFERS IN VIOLATION OF AGREEMENT. Any Transfer or attempted Transfer of any Executive Securities in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Executive Securities as the owner of such securities for any purpose.

               (b) SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

               (c) COMPLETE AGREEMENT. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

               (d) COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

               (e) SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Executive, the Company, CVC and their respective successors and assigns (including subsequent holders of Executive Securities); provided that the rights and obligations of Executive under this Agreement shall not be assignable except in connection with a permitted transfer of Executive Securities hereunder.

               (f) CHOICE OF LAW. The corporate law of the State of Delaware will govern all questions concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement and the exhibits hereto will be governed by the internal law, and not the law of conflicts, of the State of Delaware.

               (g)  REMEDIES. Each of the parties to this Agreement (including
CVC) will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney's fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

               (h) AMENDMENT AND WAIVER. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company, Executive and CVC.

                    (i) BUSINESS DAYS. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which the Company's chief executive office is located, the time period shall be automatically extended to the business day immediately following each Saturday, Sunday or holiday.

                                 * * * * * * * *

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the 15 day of September, 1996.
- --          ---------
                                        The Triumph Group Holdings, Inc.



                                        By  /s/
                                           ---------------------------

                                        Its Senior Vice President
                                            --------------------------

                                            /s/ John M. Brasch
                                        ------------------------------
                                                John M. Brasch

Agreed and Accepted:

Citicorp Venture Capital, Ltd.

By  /s/
   -------------------------

Its AVP
   -------------------------

                                     CONSENT

          The undersigned spouse of Executive hereby acknowledges that I have read the foregoing Executive Stock Agreement and that I understand its contents. I am aware that the Agreement provides for the repurchase of my spouse's Executive Securities (as defined in the foregoing agreement) under certain circumstances and imposes other restrictions on the transfer of such Executive Securities. I agree that my spouse's interest in the Executive Securities is subject to this Agreement and any interest I may have in such Executive Securities shall be irrevocably bound by this Agreement and further that my community property interest in such Executive Securities, if any, shall be similarly bound by this Agreement.

          I am aware that the legal, financial and other matters contained in this Agreement are complex and I am free to seek advice with respect thereto from independent counsel. I have either sought such advice or determined after carefully reviewing this Agreement that I will waive such right.

/s/ Christine M. Fox                    /s/ Barbara A. Brasch
- --------------------                    ------------------------------
Witness                                 Print Name:BARBARA A. BRASCH

                                    EXHIBIT A

THE PAYMENT OF PRINCIPAL AND INTEREST ON THIS NOTE IS SUBJECT TO CERTAIN SUBORDINATION PROVISIONS SET FORTH IN PARAGRAPH 3 HEREIN. THIS NOTE WAS ORIGINALLY ISSUED ON ______________, 1995 AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY COMPARABLE STATE SECURITIES LAW. THE TRANSFER OF THIS NOTE IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN PARAGRAPH 9 HEREIN.

THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS NOTE. THE DATE OF THIS NOTE IS MAY 9, 1995, AND THE ISSUE PRICE IS EQUAL TO 100% OF ITS FACE AMOUNT. ASSUMING THAT THE ISSUER EXERCISES ITS RIGHT TO ISSUE ADDITIONAL NOTES IN LIEU OF CASH INTEREST PAYMENTS AT EACH OPPORTUNITY, AND THAT ALL PAYMENTS OF PRINCIPAL AND INTEREST ON THIS NOTE AND SUCH ADDITIONAL NOTES ARE MADE ON THE SCHEDULED MATURITY DATE OF DECEMBER 31, 2003, THE TOTAL AMOUNT OF OID ON THIS NOTE (INCLUDING OID WITH RESPECT TO THE ADDITIONAL NOTES ISSUED IN LIEU OF CASH INTEREST PAYMENTS) WILL BE $__________ PER $1,000 FACE AMOUNT OF THIS NOTE, AND THE YIELD TO MATURITY OF THIS NOTE WILL BE 14%, COMPOUNDED QUARTERLY.

                                 PROMISSORY NOTE

Dated as of: May 9, 1995                                              $28,818.00
Delivered: _______________, 1995


          THE TRIUMPH GROUP HOLDINGS, INC., a Delaware corporation (the "Company"), hereby promises to pay to John M. Brasch (the Lender"), or its permitted assigns (the Lender and each of its permitted assigns is a "Holder") the principal amount of Twenty Eight Thousand Eight Hundred Eighteen Dollars, together with interest thereon calculated from the date hereof in accordance with the provisions of this Note. This Note is the "Note" issued pursuant to that certain Executive Stock Agreement, dated as of even date herewith (the "Purchase Agreement"), by and among the Company and the Lender. Certain defined terms used herein are set forth in paragraph 11 hereof.

          1. PAYMENT OF INTEREST. Interest shall accrue at the rate of fourteen percent (14%) per annum, compounded quarterly, on the unpaid principal amount of this Note outstanding from time to time. Subject to the provisions of subparagraph 2(c) and paragraph 3 hereof, the Company shall pay to the holder of this Note quarterly, in arrears, all accrued interest on each March

31, June 30, September 30 and December 31 during the term of this Note (each such date being hereinafter referred to as an "Interest Payment Date"), beginning on June 30, 1995. The Company, in its sole discretion, in lieu of paying cash interest on any Interest Payment Date, may pay all or any portion of the accrued interest by issuance of a promissory note or notes in an amount or amounts equal to the amount of interest due on such Interest Payment Date (less any cash interest payments), payable to the holder of this Note and otherwise identical to this Note. Any accrued interest which for any reason has not theretofore been paid shall be paid in full on the date on which the remaining principal amount of this Note is paid. Interest shall accrue on any principal payment due under this Note, and, unless otherwise prohibited under applicable law, on any interest which has not been paid on the date on which it is due, until such time as payment therefor is actually delivered to the holder of this Note.

          2.   PAYMENT OF PRINCIPAL ON NOTE.

               (a) SCHEDULED PAYMENT. The Company shall repay the entire remaining principal amount of this Note, together with all accrued and unpaid interest thereon, on December 31, 2003 (the "Maturity Date").

               (b) OPTIONAL PREPAYMENTS. Subject to the provisions of paragraph 3 hereof, the Company may, at any time and from time to time without premium or penalty, prepay all or a portion of the outstanding principal amount of this Note.

               (c) TIME OF PAYMENT. If any payment of principal or interest on this Note shall become due on a Saturday, Sunday, or legal holiday under the laws of the State of New York, such payment shall be made on the next succeeding business day and such extension of time shall in such case be included in computing interest in connection with such payment.

          3.   SUBORDINATION; RESTRICTIONS ON PAYMENT.

               (a) Notwithstanding anything in this Note to the contrary, the obligations of the Company in respect of the principal, interest, fees and charges on this Note shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to all Superior Debt.

               (b) Upon the occurrence of any Insolvency Event with respect to the Company or upon any acceleration of the Superior Debt, then:

               (i) the holders of Superior Debt shall be entitled to receive payment in full of all principal, premium, interest, fees and charges then due on all Superior Debt (including interest, fees and charges accruing thereon after the commencement of any such proceedings) before the Holder is entitled to receive any payment on account of principal, interest or other amounts due (or past due) upon this Note, and the holders of Superior Debt shall be entitled to receive for application in payment thereof any payment or distribution of any kind or character, whether in cash, property or securities or by set-off or otherwise, which may be payable or deliverable in any such proceedings in respect of this Note; and

                    (ii) any payment or distribution of assets of the Company, of any kind or character, whether in cash, property or securities, to which the Holder would be entitled except for the provisions of this subparagraph 3(b) shall be paid or delivered by the Company directly to the holders of all Superior Debt in the manner provided in paragraph 3(f) below, for application in payment thereof until all Superior Debt (including interest, fees and charges accrued thereon after the date of commencement of such proceedings) shall have been paid in full.

               (c) Until all Superior Debt shall have been paid in full, the Company shall not, directly or indirectly, make any payment of any amount payable with respect to this Note if there shall have occurred and be continuing or there would exist as a result of such payment or distribution any default or event of default under any of the terms of any Superior Debt Agreement which (whether with or without notice, lapse of time or both) would permit the holder of such Superior Debt to accelerate all or any portion of such Superior Debt (collectively, the "Blockage Events"); provided that if, immediately prior to the time a particular payment is due hereunder, (x) no Blockage Event is continuing, and (y) payment in full of the amount then due is prohibited by this paragraph 3(c), then the Company shall be permitted to, and shall, pay to the Holder the maximum portion of such amount as would not create a default under any of the terms of any Superior Debt Agreement which would permit the holder of such Superior Debt to accelerate all or any portion of such Superior Debt. The Company shall use reasonable efforts to notify the Holder in writing of the occurrence of a Blockage Event; provided that notwithstanding anything to the contrary in this Note, the failure of the Company to so notify the Holder of the occurrence of a Blockage Event shall have no effect on the obligations of the Company or the Holder during the continuance of such Blockage Event as set forth herein.

               (d) Any amendment or modification of the terms of paragraph 3 of this Note shall not be effective against any Person who was a holder of Superior Debt prior to or at the time

               (e) The holders of Superior Debt may, at any time, in their discretion, renew, amend, extend or otherwise modify the terms and provisions of Superior Debt so held or exercise any of their rights under the Superior Debt including, without limitation, the waiver of defaults thereunder and the amendment of any of the terms or provisions thereof (or any notice evidencing or creating the same), all without notice to or assent from the Holder. No compromise, alteration, amendment, renewal or other change of, or waiver, consent or other action in respect of any liability or obligation under or in respect of, any terms, covenants or conditions of the Superior Debt (or any instrument evidencing or creating the same), whether or not such compromise, alteration, amendment, renewal, change, waiver, consent or other action is in accordance with the provisions of the Superior Debt (or any instrument evidencing or creating the same), shall in any way alter or affect any of the subordination provisions of this Note.

               (f) If, notwithstanding the provisions of paragraph 3 of this Note, any payment or distribution of any character (whether in cash, securities or other property) or any security shall be received by the Holder in contravention of this paragraph 3 before all the Superior Debt shall have been paid in full, such payment, distribution or security shall be held in trust for the benefit of, and shall be immediately paid over or delivered or transferred to, the holders of Superior Debt or their duly appointed agents for application of payment according to the priorities of such Superior Debt and ratably among the holders of any class of Superior Debt. Such payments received by the Holder and delivered to the holders of the Superior Debt shall be deemed not to be a payment on this Note for any reason whatsoever and the indebtedness under this Note shall remain as if such erroneous payment had never been paid by the Company or received by the Holder. In the event of the failure of any Holder to endorse or assign any such payment, distribution or security, each holder of any Superior Debt is hereby irrevocably authorized to endorse or assign the same.

               (g) No present or future holder of Superior Debt shall be prejudiced in its right to enforce the provisions of paragraph 3 of this Note by any act or failure to act on the part of the Company.

               (h) If there shall exist any Blockage Event, no Holder shall (other than in connection with a failure by the Company to make a scheduled principal payment) take or continue any action, or exercise or continue to exercise any rights, remedies or powers under the terms of this Note, or exercise or continue to exercise any other right or remedy at law or equity that such holder might otherwise possess, to collect any amount due and payable in respect of this Note, including, without limitation, the acceleration of this Note (and if this Note has already been accelerated, the holder will, immediately upon becoming aware of the occurrence of such Blockage Event, reverse such acceleration), the commencement of any foreclosure on any lien or security interest, the filing of any petition in bankruptcy or the taking advantage of any other insolvency law of any jurisdiction, unless and until the Superior Debt shall have been fully and finally paid (whether in cash or such other form of consideration acceptable to the holders of Superior Debt in their sole discretion) and satisfied, unless one or more of the holders of the Superior Debt shall have commenced any action or taken any judicial action to enforce their rights as provided in their respective agreements relating to, or instruments evidencing, their Superior Debt in connection with an Insolvency Event (other than an action to dismiss a proceeding commenced against the Company).

               Notwithstanding the foregoing or any permissible action taken by the Holder, the Holder shall not be entitled to receive any payment in contravention of the other provisions of this paragraph 3, including, without limitation, subparagraphs 3(b), 3(c) and 3(f). Notwithstanding anything to the contrary in this subparagraph 3(h), the Holder may take such steps as are necessary to avoid a loss of its rights as a result of the running of any applicable statute of limitations or any other statute or rule which limits the time for filing claims, or making proofs of claims, or would otherwise cause a claim to be time-barred.

               (i) If any payment or distribution to which the Holder would otherwise have been entitled but for the provisions of this paragraph 3 shall have been applied, pursuant to the provisions of this paragraph 3, to the payment of the Superior Debt, then in such case and to such extent, the Holder
(x) shall be entitled to receive from the holders of Superior Debt then outstanding any payments or distributions received by such Persons in excess of the amount sufficient to pay all of the Superior Debt in full (whether or not then due and whether such payment was in cash or such other form of consideration acceptable to the holders of Superior Debt in their sole discretion), (y) following payment in full of the Superior Debt (whether in cash or such other form of consideration acceptable to the holders of Superior Debt in their sole discretion), shall be entitled to receive any and all further payments or distributions applicable to the Superior Debt, and (z) following payment in full of the Superior Debt (whether in cash or such other form of consideration acceptable to the holders of Superior Debt in their sole discretion), shall be subrogated to the rights of the holders of Superior Debt to receive distributions applicable to the Superior Debt, in each case until this Note shall have been paid in full. If the Holder has been subrogated of the holders of Superior Debt to receive distributions applicable to the Superior Debt, in each case until this Note shall have been paid in full. If the Holder has been subrogated to the rights of the holders of Superior Debt due to the operation of this subparagraph 3(i), the Company agrees to take all such actions as are reasonably requested by such Person in order to cause such Person to be able to obtain payments from the Company with respect to such subrogation rights as soon as possible.

               (j) The provisions of this paragraph 3 are solely for the purpose of defining the relative rights of the holders of Superior Debt, on the one hand, and the Holder on the other, against the Company and its assets, and nothing herein is intended to or shall impair, as between the Company and the Holder, the obligations of the Company which are absolute and unconditional, to pay to the Holder the principal and interest on this Note as and when they become due and payable in accordance with their terms, or is intended to or will affect the relative rights of the Holder and creditors of the Company other than the holders of Superior Debt, nor, except as provided in this paragraph 3, will anything herein or therein prevent the Holder from exercising all remedies otherwise permitted by applicable law upon default under this Note, subject to the rights, if any, under this paragraph 3 of the holders of Superior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy and subject to this paragraph 3.

          4.   EVENTS OF DEFAULT.

               (a) DEFINITION. For purposes of this Note, an "Event of Default" shall be deemed to have occurred if:

                    (i) the Company shall default in the payment of (A) principal of this Note on the date when due, whether at maturity, by acceleration or otherwise, or (B) the portion of the interest on this Note which is permitted to be paid pursuant to paragraph 3(c) above within 5 days of the date when due; or

                    (ii) an Insolvency Event occurs with respect to the Company.

               (b) CONSEQUENCES OF EVENTS OF DEFAULT. The provisions of this paragraph 4(b) are expressly subject to paragraph 3 hereof.

                    (i)  If an Event of Default of the type described in clause
     (i) of subparagraph 4(a) has occurred and is continuing, the Holder may declare all or any portion of the outstanding principal amount of this Note due and payable and demand immediate payment of all or any portion of the outstanding principal amount of this Note. If the Holder demands immediate payment of all or any portion of this Note, the Company shall immediately pay to such Holder the principal amount of this Note requested to be paid together with all accrued and unpaid interest thereon.

                    (ii)  If an Event of Default of the type described in clause
(ii) of subparagraph 4(a) has occurred, all of the outstanding principal amount of this Note shall automatically be immediately due and payable without any notice or other action on the part of the Holder.

                    (iii) Upon the occurrence of an Event of Default, the Holder shall also have any other rights which such Person may have been afforded by the Company under any contract or agreement at any time and any other rights which such Person may have pursuant to applicable law.

          5. CHANGE IN OWNERSHIP. Upon a Change in Control, the Company will pay to the Holder the principal amount of this Note then outstanding together with all accrued and unpaid interest thereon. The term "Change in Control" shall have the meaning set forth for such term in the Senior Loan Agreement.

          6. TRANSFER RESTRICTIONS. This Note has not been registered under the Securities Act or any comparable state securities law. If the Holder desires to transfer this Note, such Person first must furnish the Company with
(i) a written opinion in form and substance reasonably satisfactory to the Company from counsel reasonably satisfactory to the Company to the effect that the Holder may transfer this Note as desired without registration under the Securities Act or any relevant state securities law and (ii) a written undertaking executed by the desired transferee in form and substance reasonably satisfactory to the Company agreeing to be bound by all of the provisions of this Note, including, without limitation, the subordination provisions set forth in paragraph 3 hereof.

          7. AMENDMENT AND WAIVER. Except as otherwise expressly provided herein, the provisions of this Note may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Majority Holders.

          8. CANCELLATION. After all principal and accrued interest at any time owed on this Note has been paid in full, this Note shall be surrendered to the Company for cancellation and shall not be reissued.

          9. PLACE OF PAYMENT: NOTICES. Payments of principal and interest and any notice hereunder are to be delivered to the Holder at the following address:

                    John M. Brasch
                    12093 E. Gold Dust Avenue
                    Scottsdale, AZ 85259

or to such other address as specified in a written notice delivered to the Company by Holder. Notices sent by the Company shall be deemed received when delivered personally or one (1) day after being sent by Federal Express or other overnight carrier or three (3) days after being sent by certified or registered mail.

          10. GOVERNING LAWS. The validity, construction, and interpretation of this Note will be governed by the internal laws, and not the laws of conflicts, of the State of Delaware.

          11. DEFINITIONS. Unless otherwise indicated herein, capitalized terms used in this Note shall have the meanings given such terms in the Purchase Agreement.

          "Excess Cash Flow" shall have the meaning assigned to such term in the Senior Loan Agreement.

          "Indebtedness" shall mean, with respect to any Person at a particular time, without duplication, (a) indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which such Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business) or any commitment by which such Person assures a creditor against loss, including contingent reimbursement obligations with respect to letters of credit, (b) indebtedness guaranteed in any manner by such Person, including guarantees in the form of an agreement to repurchase or reimburse, (c) obligations under capitalized leases in respect of which obligations such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person assures a creditor against loss and (d) any unsatisfied obligation of such Person for "withdrawal liability" to a "multiemployer plan" as such terms are defined under ERISA.

          "Insolvency Event" means any of the occurrences referred to in Sections 12.01(e) and (f) of the Senior Loan Agreement.

          "Majority Holders" means the holders of Notes representing a majority of the principal amount then outstanding under all of the Notes.

          "Notes" means all of the notes issued pursuant to the Purchase Agreement, the other Executive Stock Agreements between the Company and certain members of the management of the Company and its Subsidiaries and the Purchase Agreement dated as of July 22, 1993 between the Company and Citicorp Venture Capital Ltd.

          "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a governmental entity or any department or agency thereof.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Senior Loan Agreement" means that certain Financing and Security Agreement, dated as July 22, 1993, by and among the Company and its Subsidiaries and The CIT Group/Business Credit, Inc., as amended from time to time.

          "Subsidiary" shall mean any Person which the Company has the direct or indirect right to control, direct or cause direction of management and policies of, whether through the ownership of voting securities, by contract or otherwise.

          "Superior Debt" means all Indebtedness incurred by the Company and its Subsidiaries from time to time which is not by its terms expressly subordinate to the Notes.

          "Superior Debt Agreement" means any agreement relating to, or instrument evidencing, any Superior Debt.

                                *   *   *   *   *

          IN WITNESS WHEREOF, the Company has executed and delivered this Note on the _____ day of __________ , 1996.

                                   THE TRIUMPH GROUP HOLDINGS, INC.



                                   By:____________________________

                                                                      ANNEX A
                                                            ______________, 1995

                       ELECTION TO INCLUDE STOCK IN GROSS
                     INCOME PURSUANT TO SECTION 83(b) OF THE
                              INTERNAL REVENUE CODE

          The undersigned purchased shares of Common Stock, par value $.001 per share (the "Shares"), of The Triumph Group Holdings, Inc. (the "Company") on ______________, 1995. Under certain circumstances, the Company has the right to repurchase the Shares at cost or book value from the undersigned (or from the holder of the Shares, if different from the undersigned) should the undersigned cease to be employed by the Company and its subsidiaries. Hence, the Shares are subject to a substantial risk of forfeiture and are non-transferable. The undersigned desires to make an election to have the Shares taxed under the provision of Code Section 83(b) at the time he purchased the Shares.

          Therefore, pursuant to Code Section 83(b) and Treasury Regulation
Section 1.83-2 promulgated thereunder, the undersigned hereby makes an election, with respect to the Shares (described below), to report as taxable income for calendar year 1995 the excess (if any) of the Shares' fair market value on _____________, 1995 over the purchase price thereof.

          The following information is supplied in accordance with Treasury Regulation Section 1.83-2(e):

          1.   The name, address and social security number of the undersigned:

               John M. Brasch
               12093 East Gold Dust Avenue
               Scottsdale, Arizona 85259
               S.S.#:

          2. A description of the property with respect to which the election is being made: 400 shares of The Triumph Group Holdings, Inc. Common Stock, par value $.001 per share.

          3.   The date on which the property was transferred:
________________, 1995. The taxable year for which such election is made: calendar 1995.

          4. The restrictions to which the property is subject: If before May 9, 2000, the undersigned ceases to be employed by the Company or any of its subsidiaries, the unvested portion of the Shares will be subject to repurchase by the Company at the lesser of cost or book value, and at any time prior to a public offering by the Company or a sale of the company the undersigned ceases to be employed by the Company or any of its subsidiaries, the vested portion of the Shares will be subject to repurchase by the Company at book value. One-fifth of the Shares will become vested shares on May 9 of each year commencing on May 9, 1996, subject to acceleration in certain circumstances.

          5. The fair market value on ____________, 1995 of the property with respect to which the election is being made, determined without regard to any lapse restrictions: $___________ per share of Common Stock.

          6.   The amount paid for such property: $52.325 per share of Common
Stock.

          A copy of this election has been furnished to the Secretary of the Company pursuant to Treasury Regulations Section 1.83-2(e)(7).

Dated: ________________, 1995                     _______________________
                                                  John M. Brasch


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